                          PLAN AND AGREEMENT OF MERGER

   This is a Plan and Agreement of Merger ("Agreement") among FIDELITY HOLDINGS, INC., a Nevada corporation ("Fidelity"), MAJOR AUTOMOTIVE GROUP, INC., a New York corporation (the "Merging Corporation") MAJOR ACQUISITION CORP., a New York corporation (the "Surviving Corporation"), and BRUCE BENDELL (the "Shareholder of the Merging Corporation").

                                   BACKGROUND

   A. Fidelity is the parent corporation of the Surviving Corporation.

   B. The Shareholder of the Merging Corporation is the sole shareholder of the Merging Corporation and he desires to merge that entity with the Surviving Corporation pursuant to the terms and conditions of this Agreement.

   C. Fidelity desires to merge the Surviving Corporation with the Merging Corporation in accordance with the terms and conditions of this Agreement.

   NOW, THEREFORE, with the foregoing recital paragraphs incorporated herein by this reference, and for other good and valuable consideration acknowledged to have been exchanged and received, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                 PLAN OF MERGER


   1.1 Plan Adopted. A plan of merger of the Merging Corporation and the Surviving Corporation, pursuant to the provisions of Article 9 of the N.Y.C.L.S. Bus. Corp. SYMBOL 255 F "Symbol" 901 et seq., and Sections 368(a)(1)(A) and/or 368(a)(1)(C) of the Internal Revenue Code, is adopted as follows:

       1.1.1 The MergingCorporation shall be merged with and into the Surviving Corporation, to exist and be governed by the laws of the State of New York.

       1.1.2 The name of the Surviving Corporation shall be Major Acquisition Corp., t/a Major Automotive Group, Inc. Upon completion of the transactions set forth herein, the Surviving Corporation (with the consent of the Merging Corporation, if necessary) may, at its option, change its name to Major Automotive Group, Inc.

       1.1.3 When thisAgreement shall become effective, the separate corporate existence of the Merging Corporation shall cease, and the Surviving Corporation shall succeed, without other transfer, to all of the rights and property of the Merging Corporation, and shall be subject to all the debts and liabilities of the Merging Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens on the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the merger.

       1.1.4 The Surviving Corporation will carry on business with the assets of the Merging Corporation, as well as the assets of the Surviving Corporation.

       1.1.5 The shareholder of the Merging Corporation will surrender all of their shares in the manner hereinafter set forth.

       1.1.6 In exchange for the shares of the Merging Corporation surrendered by the shareholders of the Merging Corporation, Fidelity will issue and transfer to the shareholders of the Merging Corporation on the basis set forth in Article 4 below, shares of its voting convertible preferred stock.

       1.1.7 Fidelity, the sole shareholder of the Surviving Corporation, will retain its shares in the Surviving Corporation.

       1.1.8 No change in the Certificate of Incorporation of the Surviving Corporation is necessary, except insofar as the Surviving Corporation may change its name to Major Automotive Group, Inc. or it may file a fictitious/alternate name certificate for the use of such name.

   1.2 Closing: Closing Date: Effective Date. The closing of this transaction (the "Closing") shall occur on a mutually agreed upon date at the offices of Fidelity, which date shall not be more than one hundred twenty (1 20) days from the execution hereof, unless mutually extended (the "Closing Date"). In the event the one hundred twenty days expires and the parties do not agree to extend, this Agreement shall be deemed null and void, ab initio. The effective date of the merger ("Effective Date") shall be the date on which the Certificate of Merger is filed with the Secretary of State of New York pursuant to Article 9 of N.Y.C.L.S. Bus. Corp. SYMBOL 255 \f "Symbol" 906. The foregoing notwithstanding, the Closing shall not occur and the Cetificate of Merger shall not be executed and/or filed until all of conditions set forth in this Agreement have been satisfied to the satisfaction of the Board of Directors of the Merging Corporation and Fidelity.

                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF CONSTITUENT CORPORATIONS

   2.1 Representations and Warranties. For purposes of this Agreement, "Material Adverse Effect" means, with respect to Fidelity, the Merging Corporation, the Surviving Corporation, and any of those corporations set forth on the attached Exhibit "A", which is made a part hereof by this reference (the "Owned Corporations"), a material adverse effect on the business, operations, or financial condition of any such entity. For purposes of this Agreement, 'Taxes" shall mean all taxes, fees, levies, duties, charges or other assessments imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto.

   2.2 Merging Corporation and Owned Corporations. As a material inducement to Fidelity and to the Surviving Corporation to execute this Agreement and perform their obligations under this Agreement, the Merging Corporation and the Owned Corporations represents and warrants to Fidelity and to the Surviving Corporation to the best of its

       2.2.1 Good Standing. They are corporations duly organized, validly existing and in good standing under the laws of the State of New York, with corporate power and authority to own property and carry on their respective businesses as they are now being conducted.

       2.2.2 Assets Owned. The Merging Corporation shall own on or before the Closing Date those number of shares, as set forth on the aforementioned Exhibit "A," which represent the percentage ownership set opposite each number of shares, of the Owned Corporations for which Factory Approvals, as hereinafter defined, shall have been obtained. The Owned Corporations own those assets set forth on Exhibit "B" attached hereto and made a part hereof by this reference, subject to the liabilities disclosed on the Financial Statements, including but not limited to any and all "LIFO" debt which shall be adjusted as of the Closing Date and assumed by the Surviving Corporation, which assets are used in an automobile dealership business. The parties expressly acknowledge and agree that the Owned Corporations are all Subchapter S corporations for federal and state purposes and as such, have built up cash reserves ("Cash Reserves") which have been previously taxed to the Shareholder of the Merging Corporation. The Shareholder of the Merging Corporation reserves the right, in his sole discretion, to withdraw the Cash Reserves, any paid in Capital and any Shareholder loans prior to the Closing Date.

       2.2.3 Consents and Approvals-, No Violations: Change in Control.

             (i) Except for applicable requirements of New York securities law, no filing with, and no permit, authorization, consent or approval of any public body or authority is necessary for the consummation by the Merging Corporation or any of the Owned Corporations of the transactions contemplated by this Agreement.

             (ii) Neither the execution and delivery of this Agreement by the Merging Corporation, the consummation by the Merging Corporation of the transactions contemplated hereby, nor compliance by the Merging Corporation with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Merging Corporation or those of any of the Owned Corporations; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Merging Corporation or any of the Owned Corporations is a party or by which any of them or any of their properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Merging Corporation or to any of the Owned Corporations or any of their properties or assets.

             (iii) Neither the Merging Corporation nor any of the Owned Corporations is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. The Merger will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Merging Corporation or from any of the Owned Corporations to any person.

             (iv) The foregoing provisions of this Article 2.2.3 notwithstanding, the Owned Corporations and the Merging Corporation shall have thirty (30) days from the execution hereof to conduct a review of all information and/or documentation for the purpose of determining (i) if a default or violation as set forth in this subparagraph exists or (ii) if any consents and/or approvals are necessary to consummate this transaction. In the event that it is determined that a default or violation exists or may exist, or a consent or approval is necessary, the Owned Corporations and the Merging Corporation shall notify Fidelity of such and provide Fidelity with the information, documentation and records discovered, and make a good faith effort using due diligence to obtain any such consents and approvals or to remedy any such defaults or violations. In the event the Shareholder of the Merging Corporation, the Merging Corporation and the Owned Corporations are unable to obtain such consents or approvals or to remedy such defaults or violations, they and Fidelity shall work towards obtaining replacements for the defaulted/violated Agreements or Fidelity may waive same. If Fidelity does not so waive, the parties may decide to terminate this Agreement, in which event this Agreement shall be deemed null and void ab initio. In addition, the Shareholder of the Merging Corporation agrees to consent to extend under reas onable terms, any and all real property leases between ____________________ and the Owned Companies for no less than 5 years from the Closing Date. Theforegoing notwithstanding, this Agreement shall not be so terminated if the default/violation does not have a Material Adverse Effect.

       2.2.4 Reports. The balance sheets of the Owned Corporations for the year ended December 31, 1995, attached hereto and made a part hereof as Exhibit "C", including any notes or schedules thereto (the "Merging Companies' Balance Sheets") and the related statements of profits and losses for the year then ended do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and fairly present the financial positions of the Owned Corporations as of the respective dates thereof. Except as and to the extent provided in the Merging Companies' Balance Sheets, the Owned Corporations did not have at December 31, 1995, any liabilities required by generally accepted accounting principals to be reflected on a balance sheet. The Owned Corporations shall provide balance sheets for the year ended December 31, 1996 as soon as available, but in no event later than the Closing Date. The representations and warranties contained herein shall apply to any subsequently provided financial documents.

       2.2.5 Absence of Certain Changes. Since December 31, 1996, the Merging Corporation or any of the Owned Corporations (i) have not suffered a Material Adverse Effect, (ii) have not entered into any transaction, or conducted their businesses or operations, other than in the ordinary course of business and consistent with past practice, and (iii) have not taken or agreed to take any of the following actions ("Material Action"):

             (i) (a) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

             (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof, or amend in any material respect any of the terms of any such securities or agreements outstanding on the day hereof;

             (iii) amend or propose to amend the Articles or Certificate of Incorporation or Bylaws of the Merging Corporation or those of any of the Owned Corporations;

             (iv) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to Fidelity, the Merging Corporation, any of the Owned Corporations, or the Surviving Corporation, as applicable, taken as a whole or make any capital expenditures aggregating over Twenty Thousand ($20,000.00) Dollars, except in each case pursuant to obligations in effect on the date hereof, or enter into any contract, commitment or transaction outside the ordinary course of business, consistent with past practice;

             (v) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Merging Corporation or of any of the Owned Corporations or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with past practice or for fair consideration;

             (vi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Merging Corporation or of any of the Owned Corporations, as applicable, incurred in the course of business consistent with past practice or settle any lawsuits relating to intellectual property;

             (vii) change any of the accounting principals or practices used by it (except as required by generally accepted accounting principals);

             (viii) except as required by law, (a) enter into, amend or terminate any Benefit Plan (as hereinafter defined) or any agreement, arrangement, plan, or policy between the Merging Corporation or any of the Owned Corporations and one or more of their respective directors or executive officers, or (b) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof, except in the case of non-officer employees for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

             (ix) take any action that would tend not to preserve intact any of the present business organization of the Merging Corporation or of any of the Owned Corporations, keep available the services of their respective present officers and employees and preserve their respective relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having business dealings with them; or (x) (a) agree to take any of the foregoing actions, or (b) take any action that would or is reasonably likely to result in any of the representations and warranties of the Merging Corporation or of any of the Owned Corporations set forth in this Agreement being untrue.

       2.2.6 No Undisclosed Liabilities. Since December 31, 1996, neither the Merging Corporation nor any of the Owned Corporations have incurred any liabilities (absolute, accrued, contingent or otherwise) that are material, in the aggregate, to the business, operations or financial condition of any such entity, except for liabilities incurred in the ordinary course of business, and consistent with past practices and liabilities incurred in connection with this Agreement.

       2.2.7 No Default. Neither the Merging Corporation nor any of the Owned Corporations is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Articles of Incorporation or the By-laws of any such entity, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any such entity is a party or by which any such entity or any of its properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any such entity, except in the case of (ii) or (iii) for defaults or violations which would not, in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

       2.2.8 Litigation. There are no actions, suits, proceedings or, to the best knowledge of the Merging Corporation or of any of the Owned Corporations, investigations pending or, to the best knowledge of the Merging Corporation or of any of the Owned Corporations, threatened involving the Merging Corporation or any of the Owned Corporations, at law or in equity, or before any governmental entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect.

       2.2.9 Compliance with Applicable Law. The businesses of the Merging Corporation and the Owned Corporations are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any governmental entity, except for violations which, in the aggregate, do not and would not have a Material Adverse Effect. The Merging Corporation and the Owned Corporations hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their businesses (the "Corporations' Permits"), except for failures to hold such Corporations' Permits which would not, in the aggregate, have a Material Adverse Effect. The Merging Corporation and the Owned Corporations are in compliance with the terms of the Corporations' Permits, except where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

       2.2.10 Taxes. The Merging Corporation and the Owned Corporations have duly filed all material federal, state, local and foreign tax returns required to be filed by them, and the Merging Corporation and the Owned Corporations have each duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and have made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements of the Merging Corporation and the Owned Corporations and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return of either the Merging Corporation or of any of the Owned Corporations. The foregoing notwithstanding, Fidelity and the Merging Corporation acknowledge that some and/or all of the Owned Corporations are currently under Internal Revenue Service Audit for their 1992 and 1993 tax years.

       2.2.11 ERISA.

             (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan,' as defined in SYMBOL 255 \f "Symbol" 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Merging Corporation or by any of the Owned Corporations, the Merging Corporation and the Owned Corporations have made available to Fidelity and the Surviving Corporation a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement, insurance contract, and third-party administration agreement, if any, relating to such Benefit Plan, (iv) the most recent actuarial report or valuation relating to any Benefit Plan subject to Title IV of ERISA, (v) the most recent IRS determination letter, and (vi) the summary plan description. No amendments or promises have been made with respect to any Benefit Plan which would increase after the date of this Agreement the expense of maintaining such Benefit Plan.

             (ii) No Benefit Plans of the Merging Corporation or of any of the Owned Corporations nor benefit plans of any entity which would be treated as a "single employer" with the Merging Corporation or any of the Owned Corporations under SYMBOL 255 \f "Symbol" 4001 (b) of ERISA are subject to Title IV of ERISA.

             (iii) With respect to Benefit Plans of the Merging Corporation or of any of the Owned Corporations, in the aggregate, no event has occurred, and to the knowledge of the Merging Corporation or of any of the Owned Corporations, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which the Merging Corporation or any of the Owned Corporations would be subject to any liability that would have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course), under ERISA, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law.

             (iv) With respect to Benefit Plans of the Merginc Corporation or any of the Owned Corporations, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principals, on the consolidated financial statements of the Merging Corporation or of any of the Owned Corporations, except for obligations which would not, in the aggregate, have a Material Adverse Effect.

             (v) Each of the Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance with applicable laws and regulations, except for failures to comply which, in the aggregate, would not have a Material Adverse Effect.

             (vi) Each of the Benefit Plans which is intended to be a qualified plan within the meaning of SYMBOL 255 F "Symbol" 401 (a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified status.

             (vii) The Merging Corporation and the Owned Corporations have no obligations for retiree health, medical or life insurance benefits under any plan referred to in this Paragraph 2.2.11 other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the financial statements of the Merging Corporation or of any of the Owned Corporations, (iii) benefits the full cost of which are bome by the current or former employee (or his or her beneficiary), or Coverage provided under any applicable employee union agreement.

       2.2.12 Intellectual Prooerty. No claim is pending, or, to the knowledge of the Merging Corporation or of any of the Owned Corporations, threatened to the effect that the present or past operations of the Merging Corporation or of any of the Owned Corporations infringe upon or conflict with the rights of others with respect to any intellectual property (including, without limitation, licenses, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit the Merging Corporation and the Owned Corporations to conduct their business as now operated (the "Corporations' Intellectual Property") and no claim is pending or, to the best knowledge of the Merging Corporation and of the Owned Corporations, threatened to the effect that the Corporations' Intellectual Property is invalid or unenforceable. The Merging Corporation and the Owned Corporations have provided Fidelity and the Surviving Corporation with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks. No contract, agreement or understanding between the Merging Corporation or any of the Owned Corporations and any other party exists which would impede or prevent the continued use by the Merging Corporation or by any of the Owned Corporations of the entire right, title and interest of the said corporation to the said Corporations' Intellectual Property.

       2.2.13 Employee Relations. The Merging Corporation and the Owned Corporations have provided Fidelity and the Surviving Corporation with a complete and correct list of all employment, compensation, severance, consulting or indemnification contracts between them and their respective present or former employees, officers, directors, and consultants to the extent that each of them have any continuing obligations thereunder.

       2.2.14 Material Contracts. The Merging Corporation and the Owned Corporations have made available to Fidelity and the Surviving Corporation a complete and accurate list of all contracts, agreements and instruments to which any of them are a party or by which any of them or any of their properties or assets may be bound that (i) relate to the leasing of real property or (ii) provide for payments in any one year in excess of Twenty Thousand ($20,000.00) Dollars. Each of such contracts, agreements and instruments is valid and binding and in full force and effect and, to the best knowledge of the Merging Corporation and the Owned Corporations, there has not occurred any default by any party thereto which remains unremedied as of the date hereof.

   2.3 Surviving Corocration. As a material inducement to the Merging Corporation to execute this Agreement and perform its obligations under this Agreement, the Surviving Corporation to the best of its knowledge and belief, represents and warrants to the Merging Corporation as follows:

       2.3.1 Good Standinq. The Surviving Corporation is a, corporation duly organized, validly existing and in good standing under the laws of the State of New York, with corporate power and authority to own,property and carry on its business as it is now being conducted.

       2.3.2 Subsidiary. The Surviving Corporation is a wholly owned subsidiary of Fidelity.

       2.3.3 Consents and Aoprovals: No Violations. Except for applicable requirements of New York securities law, no filing with, and no permit, authorization, consent or approval of any public body or authority is necessary for the consummation by the Surviving Corporation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Surviving Corporation, the consummation by the Surviving Corporation of the transactions contemplated hereby, nor compliance by the Surviving Corporation with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Surviving Corporation's Articles of Incorpor2tion or Bylaws; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Surviving Corporation is a party or by which it or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Surviving Corporation or any of its properties or assets.

       2.3.4 Reports. The balance sheets of the Surviving Corporation for the year ended December 31, 1996, including any notes or schedules thereto (the "Survivor's Balance Sheets") and the related statement of profits and losses for the year then ended do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and fairly present the financial positions of the Surviving Corporation as of the respective dates thereof. Excect as and to the extent provided in the Survivor's Balance Sheets, the Surviving Corporation did not have at December 31, 19c-.6, any liabilities required by generally accepted accounting principals to be reflected on a balance sheet.

       2.3.5 Absence of Certain Changes. Since December 31, 1996, the Surviving Corporation (i) has not suffered a Material Adverse Effect, (ii) has not entered into any transaction, or conducted its businesses or operations, other than in the ordinary course of business and consistent with past practice, or (iii) has not taken or agreed to take any Material Action (as previously defined).

       2.3.6 No Undisclosed Liabilities. Since December 31, 1996, the Surviving Corporation has not incurred any liabilities (absolute, accrued, contingent or otherwise) that are material, in the aggregate, to the business, operations or financial condition of the Surviving Corporation, except for liabilities incurred in the ordinary course of business, and consistent with past practices and liabilities incurred in connection with this Agreement.

       2.3.7 No Default. The Surviving Corporation is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Surviving Corporation is a party or by which the Surviving Corporation or any of its properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Surviving Corporation, except in the case of (ii) or (iii) for defaults or violations which would not, in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

       2.3.8 Litigation. There are no actions, suits, proceedings or, to the best knowledge of the Surviving Corporation, investigations pending or, to the best knowledge of the Surviving Corporation, threatened involving the Surviving Corporation, at law or in equity, or before any governmental entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect.

       2.3.9 Compliance with Applicable Law. The business of the Surviving Corporation is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any governmental entity, except for violations which, in the aggregate, do not and would not have a Material Adverse Effect. The Surviving Corporation hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of its business (the "Survivoes Permits"), except for failures to hold such Survivors Permits which would not, in the aggregate, have a Material Adverse Effect. The Surviving Corporation is in compliance with the terms of the Survivoes Permits, except where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

       2.3.10 Taxes. The Surviving Corporation has duly filed all material federal, state, local and foreign tax returns required to be filed by them, and the Surviving Corporation has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and have made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements of the Surviving Corporation and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return of the Surviving Corporation.

       2.3.11 ERISA.

             (i) With respect to each Benefit Plan maintained or contributed to by the Surviving Corporation, the Surviving Corporation has made available to the Merging Corporation a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Benefit Plan, (iii) each trust agreement, insurance contract, and third-party administration agreement, if any, relating to such Benefit Plan, (iv) the most recent actuarial report or valuation relating to any Benefit Plan subject to Title IV of ERISA, (v) the most recent IRS determination letter, and (vi) the summary plan description. No amendments or promises have been made with respect to any Benefit Plan which would increase after the date of this Agreement the expense of maintaining such Benefit Plan.

             (ii) No Benefit Plans of the Surviving Corporation nor benefit plans of any entity which would be treated as a "single employe@' with the Surviving Corporation under SYMBOL 255 \f "Symbol" 4001 (b) of ERISA are subject to Title IV of ERISA.

             (iii) With respect to Benefit Plans of the Surviving Corporation, in the aggregate, no event has occurred, and to the knowledge of the Surviving Corporation, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which the Surviving Corporation would be subject to any liability that would have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course), under ERISA, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law.

             (iv) With respect to Benefit Plans of the Surviving Corporation, in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principals, on the consolidated financial statements of the Surviving Corporation, except for obligations which would not, in the aggregate, have a Material Adverse Effect.

             (v) Each of the Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance with applicable laws and regulations, except for failures to comply which, in the aggregate, would not have a Material Adverse Effect.

             (vi) Each of the Benefit Plans which is intended to be a qualified plan within the meaning of SYMBOL 255 \f "Symbol" 401 (a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified status.

             (vii) The Surviving Corporation is not a party to any collective bargaining agreement and the Surviving Corporation has no employees who are subject to a collective bargaining agreement.

             (viii) The Surviving Corporation has no obligations for retiree health, medical or life insurance benefits under any plan referred to in this Paragraph 2.3.1 1 other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the financial statements of the Surviving Corporation, or (iii) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

       2.3.12 Intellectual Property. No claim is pending, or, to the knowledge of the Surviving Corporation, threatened to the effect that the present or past operations of the Surviving Corporation infringe upon or conflict with the rights of others with respect to any intellectual property (including, without limitation, licenses, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit the Surviving Corporation to conduct its business as now operated (the Survivor's Intellectual Property") and no claim is pending or, to the best knowledge of the Surviving Corporation, threatened to the effect that any of the Survivoes Intellectual Property is invalid or unenforceable. The Surviving Corporation has provided the Merging Corporation with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks. No contract, agreement or understanding between the Surviving Corporation and any other party exists which would impede or prevent the continued use by the Surviving Corporation of the entire right, title and interest of the Surviving Corporation to the Survivor's Intellectual Property.

       2.3.13 Change in Control. The Surviving Corporation is not a party to any contract, agreement or understanding which contains a "change in control," Upotential change in control" or similar provision. The Merger will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Surviving Corporation to any person.

       2.3.14 Employee Relations. The Surviving Corporation has provided the Merging Corporation with a complete and correct list of all employment, compensation, severance, consulting or indemnification contracts between the Surviving Corporation and its present or former employees, officers, directors, and consultants to the extent that the Surviving Corporation has any continuing obligations thereunder.

       2.3.15 Material Contracts. The Surviving Corporation has provided the Merging Corporation with a complete and accurate list of all contracts, agreements and instruments to which the Surviving Corporation is a party or by which the Surviving Corporation or any of its properties or assets may be bound that (i) relate to the leasing of real property or (ii) provide for payments in any one year in excess of Twenty Thousand ($20,000.00) Dollars. Each of such contracts, agreements and instruments is valid and binding and in full force and effect and, to the best knowledge of the Surviving Corporation, there has not occurred any default by any party thereto which remains unremedied as of the date hereof.

   2.4 Fidelity. As a material inducement to the Merging Corporation to execute this Agreement and perform its obligations under this Agreement, Fidelity represents and warrants to the Merging Corporation as follows:

       2.4.1 Good Standing. Fidelity is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own property and carry on its business as it is now being conducted. Fidelity is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which its principal properties are located and business is transacted.

       2.4.2 Shares Authorized and Issued. Fidelity, by its Nevada Certificate of Incorporation, which was issued on November 7, 1995, is authorized to issue Fifty Million (50,000,000) shares of common stock, each of $0.01 par value, of which Five Million Seven Hundred Fifty Thousand (5,750,000) shares are validly issued and outstanding, fully paid, and non-assessable on the date of this Agreement, and Two Million (2,000,000) shares of undesignated preferred stock, each of $0.01 par value, of which Two Hundred Fifty Thousand (250,000) shares, designated as uthe 1996-MAJOR Series of Convertible Preferred Stock, are validly issued and outstanding, fully paid.

       2.4.3 Financial Statements. Fidelity has furnished the Merging Corporation with the consolidated audited balance sheet of Fidelity as of December 31, 1995, and the related audited statement of income for the twelve months then ended, and an interim unaudited balance sheet (the "Balance Sheet") as of September 30, 1996 (the "Balance Sheet Date") and the related consolidated statement of income for the nine (9)

Months then ended. These financial statements (i) are in accordance with the books and records of Fidelity; (ii) fairly present the financial condition of Fidelity as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles applied on the basis consistent with prior accounting periods; and
(iii) contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of Fidelity. Specifically, but not by way of limitation, the Balance Sheet (i) discloses, in accordance with generally accepted accounting principles, all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of Fidelity at the Balance Sheet Date, and includes appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and fairly present the financial positions of Fidelity as of the respective dates thereof.

       2.4.4 Consents and Approvals: No Violations. Except for applicable requirements of New York securities law, no filing with, and no permit, authorization, consent or approval of any public body or authority is necessary for the consummation by Fidelity of the transactions contemplated by this Agreement. Neither the execution and

       2.4.5 Absence of Certain Changes. Since December 31, 1996, Fidelity (i) has not suffered a Material Adverse Effect, (ii) has not entered into any transaction, or conducted its business or operations, other than in the ordinary course of business and consistent with past practice, and (iii) has not taken or agreed to take any of the following actions :

             (i) (a) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

             (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof, or amend in any material respect any of the terms of any such securities or agreements outstanding on the day hereof;

             (iii) Incorporation or Bylaws; amend or propose to amend its Articles or Certificate of

             (iv) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to Fidelity, the Merging Corporation, any of the Owned Corporations, or the Surviving Corporation, as applicable, taken as a whole or make any capital expenditures aggregating over Twenty Thousand ($20,000.00) Dollars, except in each case pursuant to obligations in effect on the date hereof, or enter into any contract, commitment or transaction outside the ordinary course of business, consistent with past practice;

             (v) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Fidelity or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with past practice;

             (vi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Fidelity, as applicable, incurred in the course of business consistent with past practice or settle any lawsuits relating to intellectual property;

             (vii) change any of the accounting principals or practices used by it (except as required by generally accepted accounting principals);

delivery of this Agreement by Fidelity, the consummation by Fidelity of the transactions contemplated hereby, nor compliance by Fidelity with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Fidelity; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Fidelity is a party or by which any of them or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Fidelity or any of its properties or assets. The foregoing notwithstanding, Fidelity shall have thirty (30) days from the execution hereof to conduct a review of all information and/or documentation for the purpose of determining (i) if a default or violation as set forth in this subparagraph exists or (ii) if any consents and/or approvals are necessary to consummate this transaction. In the event that it is determined that a default or violation exists or may exist, or a consent or approval is necessary, Fidelity shall notify the Merging Corporation of such and provide the Merging Corporation with the information, documentation and records discovered, at which time the Merging Corporation may decide, in its sole and absolute discretion, whether to waive such default or violation and/or require Fidelity to remedy the same and obtain any and all necessary consents and/or approvals. In the alternative, the Merging Corporation may decide in its sole and absolute discretion, to terminate this Agreement, in which event this Agreement shall be deemed null and void ab,initio.

             (viii) except as required by law, (a) enter into, amend or terminate any Benefit Plan (as hereinafter defined) or any agreement, arrangement, plan, or policy between Fidelity and one or more of its directors or executive officers, or (b) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof, except in the case of ncn-officer employees for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

             (ix) take any action that would tend not to preserve intact any of the present business organization of Fidelity, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having business dealings with it; or

             (x) (a) agree to take any of the foregoing actions, or (b) take any action that would or is reasonably likely to result in any of the representations and warranties of Fidelity set forth in this Agreement being untrue.

       2.4.6 No Undisclosed Liabilities. Since December 31, 1996, Fidelity has not incurred any liabilities (absolute, accrued, contingent or otherwise) that are material, in the aggregate, to the business, operations or financial condition of any such entity, except for liabilities incurred in the ordinary course of business, and consistent with past practices and liabilities incurred in connection with this Agreement.

       2.4.7 No Default. Fidelity is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Articles of Incorporation or the Bylaws of any such entity, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any such entity is a party or by which any such entity or any of its properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to any such entity, except in the case of
(ii) or (iii) for defaults or violations which would not, in the aggregate, have 2 Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

       2.4.8 Litigation. With the exception of the previously disclosed M & M Telecon litigation, there are no actions, suits, proceedings or, to the best knowledge of Fidelity, investigations pending or, to the best knowledge of Fidelity, threatened involving Fidelity, at law or in equity, or before any governmental entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect.

       2.4.9 Compliance with Applicable Law. The businesses of Fidelity is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any governmental entity, except for violations which, in the aggregate, do not and would not have a Material Adverse Effect.. Fidelity holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their businesses (the Corporations' Permits"), except for failures to hold such Corporations' Permits which would not, in the aggregate, have a Material Adverse Effect.

Fidelity is in compliance with the terms of the Corporations' Permits, except where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

       2.4.10 Taxes. Fidelity has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and have made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements of Fidelity and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return of Fidelity.

       2.4.11 ERISA.

             (i) With respect to each employee benefit plan (including, without limitation, any 'employee benefit plan," as defined in SYMBOL 255 F "Symbol" 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Fidelity, Fidelity has made available to the Merging Corporation a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement, insurance contract, and third-party administration agreement, if any, relating to such Benefit Plan,
(iv) the most recent actuarial report or valuation relating to any Benefit Plan subject to Title IV of ERISA, (v) the most recent IRS determination letter, and
(vi) the summary plan description. No amendments or promises have been made with respect to any Benefit Plan which would increase after the date of this Agreement the expense of maintaining such Benefit Plan.

             (ii) No Benefit Plans of Fidelity nor benefit plans of any entity which would be treated as a "single employee" with Fidelity under SYMBOL 255 \f "Symbol" 4001 (b) of ERISA are subject to Title IV of ERISA.

             (iii) With respect to Benefit Plans of Fidelity, no event has occurred, and to the knowledge of Fidelity, there exists no condition or set of circumstances which are reasonably likely to occur in connection with which Fidelity would be subject to any liability that would have a Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course), under ERISA, the Internal Revenue Code of 1986, as amended (the code) or any other applicable law.

             (iv) With respect to Benefit Plans of Fidelity in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for reserves, or otherwise prooeriv footnoted in accordance with generally acceoted accounting principals, an the consolidated financial statements of Fidelity, except for obligations which would not, in the aggregate, have a Material Adverse Effect.

             (v) Each of the Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance with applicable laws and regulations, except for failures to comply which, in the aggregate, would not have a Material Adverse Effect.

             (vi) Each of the Benefit Plans which is intended to be a qualified plan within the meaning of SYMBOL 255 \f "Symbol" 401 (a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified status.

             (vii) Fidelity is not a party to any collective bargaining agreement and Fidelity has no employees who are subject to a collective bargaining agreement.

             (viii) Fidelity has no obligations for retiree health, medical or life insurance benefits under any plan referred to in this Paragraph 2.2.1 1 other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the financial statements of Fidelity, or
(iii) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

       2.4.12 Intellectual Propertv. No claim is pending, or, to the knowledge of Fidelity, threatened to the effect that the present or past operations of Fidelity infringe upon or conflict with the rights of others with respect to any intellectual property (including, without limitation, licenses, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit Fidelity to conduct its business as now operated (the

"Corporation's Intellectual Property") and no claim is pending or, to the best knowledge of Fidelity, threatened to the effect that Corporation's Intellectual Property is invalid or unenforceable. Fidelity has provided the Merging Corporation with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks. No contract, agreement or understanding between Fidelity and any other party exists which would impede or prevent the continued use by Fidelity of the entire right, title and interest of the said corporation to the said corporation's Intellectual Property.

       2.4.13 Change in Control. Fidelity is not a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. The Merger will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Fidelity to any person.

       2.4.14 Employee Relations. Fidelity has provided the Merging Corporation with a complete and correct list of all employment, compensation, severance, consulting or indemnification contracts between them and their respective present or former employees, officers, directors, and consultants to the extent that each of them have any continuing obligations thereunder.

       2.4.15 Material Contracts. Fidelity has provided the Merging Corporation with a complete and accurate list of all contracts, agreements and instruments to which it is a party or by which it to any of its properties or assets may be bound that (i) relate to the leasing of real property or (ii) provide for payments in any one year in excess of TWENTY THOUSAND ($20,000.00) DOLLARS. Each of such contracts, agreements and instruments is valid and binding and in full force and effect and, 'Lo the best knowledge of the Fidelity, there has not occurred any default by any party thereto which remains unremedied as of the date herecf.

   2.5 Securities Law. The parties will mutually arrange for and manage all necessary procedures under the requirements of federal and New York securities laws, and the related supervisory commissions, to insure that this plan is properly processed to comply with registration formalities, or to take full advantage of any appropriate exemptions from registration, and to otherwise be in accord with all anti-fraud restrictions in this area.

                                   ARTICLE 3

         COVENANTS, ACTIONS AND OBLIGATIONS PRIOR TO THE EFFECTIVE DATE

   3.1 Interim Conduct of Business-, Limitations. Except as limited by this Paragraph 3.1, pending consummation of the merger, each of the constituent corporations will carry on its business in substantially the same manner as before, and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationship with suppliers and other business contacts. Except with the prior consent in writing of the Surviving Corporation or the Merging Corporation, pending consummation of the merger, the Merging Corporation, the Surviving Corporation and Fidelity shall not:

       3.1.1 Create or issue any in debtedness for borrowed money other than the ordinary course of its business.

       3.1.2 Enter into any transaction other than those involved in carrying on its ordinary course of business.

   3.2 Submission to Shareholders and Filing. This Agreement shall be submitted separately to the shareholders of each party to this Agreement in the manner provided by the laws of the jurisdiction under which each party is incorporated for approval.

   3.3 Conditions Precedent to Obligations of the Merging Corporation. Except as may be expressly waived in writing by the Merging Corporation, all of the obligations of the Merging Corporation under this Agreement are subject to the satisfaction, prior to or on the Closing Date of each of the following conditions by the Surviving Corporation and/or Fidelity:

       3.3.1 Representations and warranties made by the Surviving Corporation and Fidelity to the Merging Corporation in Article 2 of this Agreement and in any documents delivered pursuant to this Agreement shall be deemed to have been made again on the Closing Date, and shall then be true and correct in all material respects. If the Surviving Corporation shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Closing Date, it shall report that discovery immediately to the Merging Corporation and shall either correct the error, misstatement or omission or obtain a written waiver from the Merging Corporation.

       3.3.2 The Surviving Corporation and Fidelity shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

       3.3.3 Fidelity shall not have issued any new shares from the date of execution hereof through and including the Closing Date.

       3.3.4 The Surviving Corporation and Fidelity shall have delivered to the Merging Corporation a certificate dated the Closing Date executed in its corporate name by the appropriate corporate officer, certifying to the satisfaction of the conditions specified in Subparagraphs 3.3.1 and 3.3.2.

       3.3.5 No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

       3.3.6 All corporate and other proceedings and actions taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, instruments and documents shall be satisfactory in form and substance to counsel for the Merging Corporation

       3.3.7 That certain Stock Purchase Agreement between the Surviving Corporation and Harold Bendell shall have been completed and all contingencies therein contained shall have been satisfied to the satisfaction of the Shareholder of the Merging Corporation.

   3.4 Conditions Precedent to Obligations of Surviving Corporation. Except as may be expressly waived in writing by the Surviving Corporation, all of the obligations of the Surviving Corporation under this Agreement are subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions by the Merging Corporation:

       3.4.1 Representations and warranties made by the Merging Corporation to the Surviving Corporation in Article 2 of this Agreement and in any documents delivered pursuant to this Agreement shall be deemed to have been made again on the Closing Date, and shall then be true and correct in all material respects. If the Merging Corporation shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Closing Date, it shall report that discovery immediately to the Surviving Corporation and shall either correct the error, misstatement or omission or obtain a written waiver from the Surviving Corporation.

       3.4.2 The Merging Corporation shall have performed and complied with all agreements and conditions required by the Agreement to be performed and complied with by it prior to or on the Closing Date.

       3.4.3 The Merging Corporation shall have delivered to the Surviving Corporation a certificate dated the Closing Date executed in its corporate name by the appropriate corporate officer, certifying to the satisfaction of the conditions specified in Subparagraphs 3.4.1 and 3.4.2.

       3.4.4 No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

       3.4.5 All corporate and other proceedings and actions taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, instruments and documents shall be satisfactory in form and substance to counsel for the Surviving Corporation.

       3.4.6 The Merging Corporation shall have obtained the approval of all franchising manufacturers (the "Factory Approvals") which have franchise agreements with the Owned Companies. The parties acknowledge and agree that in the event some or all of the Factory Approvals are not obtained on or before the Closing Date, the parties may either (i) extend the Closing Date in order to provide the Merging Corporation with additional time to obtain the Factory Approvals or (ii) the Surviving Corporation and Fidelity may close this transaction with the Merging Corporation only owning those Owned Companies for which Factory Approvals have been obtained in which event the Consideration, as hereinafter defined, shall be adjusted in accordance with the allocations referenced in Article 4.2. The Shareholder of the Merging Corporation, the Merging Corporation and the Owned Corporations agree to make a good faith effort using all due diligence to obtain the Factory Approvals prior to the Closing and for any of the Owned Corporations for which the Factory Approvals could not be obtained prior to the Closing, to continue in their efforts to obtain same until the parties mutually agree to cease such effort, but in no event for a period in excess of 90 days after the Closing Date.

                                   ARTICLE 4

                          MANNER OF CONVERTING SHARES

   4.1 Manner. The Shareholders of the Merging Corporation shall surrender their shares to the secretary of the Surviving Corporation promptly after the Closing Date in exchange for shares of Fidelity to which they are entitled under this
Article 4.

   4.2 Shares. The shareholders of the Merging Corporation shall be entitled to receive 1.8 million shares of The 1997-MAJOR Series of Convertible Preferred Stock (the

"Shares") of Fidelity. In the event the Shares do not have a value on the Closing Date equal to SIX MILLION ($6,000,000.00) DOLLARS, the shareholders of the Merging Corporation shall be entitled to that number of shares which have a value on the Closing Date Of SIX MILLION ($6,000,000.00) DOLLARS (the "Consideration"). The Consideration shall be allocated among the Owned Corporation as set forth on the attached Exhibit "D" which is incorporated herein by this reference.

                                   ARTICLE 5

                                    REMEDIES

   5.1 Remedies of Merging Corporation.

       5.1.1 Remedies of Merging Corporation against Fidelity. In the event Fidelity is unable for any reason whatsoever to transfer the Shares, which failure or refusal shall not relieve Fidelity of any obligation hereunder, Merging Corporation may, at its option, and without prejudice to its rights against Fidelity, pursue all rights and remedies that it may have as against Fidelity including, without limitation, the right of specific performance.

       5.1.2 Remedies of Merging Corporation against Surviving Corooration. In the event Surviving Corporation is unable for any reason whatsoever to carry out its obligations under this Agreement, which failure or refusal shall not relieve Surviving Corporation of any obligation hereunder, Merging Corporation may, at its option, and without prejudice to its rights against Surviving Corporation, pursue all rights and remedies that it may have as against Surviving Corporation including, without limitation, the right of specific performance.

   5.2 Remedies of Surviving Corocration. In the event Merging Corporation is unable for any reason whatsoever to carry out its obligations under this Agreement, which failure or refusal shall not relieve Merging Corporation of any obligation hereunder, Surviving Corporation may, at its option, and without prejudice to its rights against Merging Corporation, pursue all rights and remedies that it may have as against Merging Corporation including, without limitation, the right of specific performance.

   5.3 Remedies of Fidelity In the event Merging Corporation is unable for any reason whatsoever to carry out its obligations under this Agreement, which failure or refusal shall not relieve Merging Corporation of any obligation hereunder, Fidelity may, at its option, and without prejudice to its rights against Merging Corporation, pursue all rights and remedies that it may have as against Merging Corporation including, without limitation, the right of specific performance.

                                   ARTICLE 6

                             DIRECTORS AND OFFICERS

   6.1 Directors and Officers of the Surviving Corporation. The Board of Directors and the Officers of the Surviving Corporation who are currently serving in such positions and who will be serving in such positions after the Closing Date are set forth on Exhibit 'E' which is attached hereto and made a part hereof by this reference thereto.

                                   ARTICLE 7

                                    BY-LAWS

   7.1 By-Laws of Surviving Corporation. The by-laws of the Surviving Corporation as existing on the date of execution of this Agreement, shall continue in full force and effect as the by-laws of the Surviving Corporation until altered, amended, or repealed as provided in the by-laws or as provided by law.

   7.2 By-Laws of the Merging Corporation. The by-laws of the Merging Corporation as existing on the date of execution of this Agreement, shall continue in full force and effect as the by-laws of the Merging Corporation until altered, amended, or repealed as provided in the by-laws or as provided by law.

                                   ARTICLE 8

                                INDEMNIFICATION

   8.1 Indemnification. The Merging Corporation and the Surviving Corporation agree that each shall obtain from their respective shareholders, agreements wherein the respective shareholder shall indemnify the other for any loss, damage or cost arising out of any material misrepresentations made by such shareholders.

                                   ARTICLE 9

                                  TERMINATION

   9.1 Circumstances. This Agreement may be terminated and the merger may be abandoned at any time prior to the Closing Date notwithstanding the approval of the shareholders of either of the constituent corporations:

       9.1.1 By mutual consent of the Board of Directors of the constituent corporations.

       9.1.2 At the election of the Board of Directors of either constituent corporation if:

             (i) The number of shareholders of either constituent corporation, or of both, dissenting from the merger shall be so large as to make the merger in the opinion of either Board of Directors, inadvisable or undesirable.

             (ii) Any material litigation or proceeding shall be instituted or threatened against either constituent corporation, or any of its assets, that, in the opinion of either Board of Directors, renders the merger inadvisable or undesirable.

             (iii) Any legislation shall be enacted that, in the opinion of either Board of Directors, renders the merger inadvisable or undesirable.

             (iv) Between the date of this Agreement and the Closing Date, there shall have been, in the opinion of either Board of Directors, any materially adverse change in the business or condition, financial or otherwise of either constituent corporation or Fidelity.

       9.1.3 At the election of the Board of Directors of the Merging Corporation, if the Commissioner of Internal Revenue shall not have ruled, in substance, that for federal income tax purposes the merger will qualify as a reorganization under Sections 368(a)(1)(A) and/or 368 (a)(1)(C) of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the shareholders of the Merging Corporation on the exchange of their stock for stock of the Surviving Corporation.

   9.2 Notice of and Liability for Termination. If an election is made to terminate this Agreement and abandon the merger for any reason:

       9.2.1 The president or any vice president of the constituent corporation whose Board of Directors has made the election shall give immediate written notice of the election to the other constituent corporation.

       9.2.2 On the giving of notice as provided in Subparagraph (a), this Agreement shall terminate and the proposed merger shall be abandoned.

                                   ARTICLE 10

                              FINANCIAL STATEMENTS

   The parties hereto acknowledge that they have each received financial statements from the other.

                                  ARTICLE 1 1

                                 MISCELLANEOUS

   11.1 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified by a written instrument executed by all parties.

   11.2 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be deemed invalid or unenforceable, then, and in such event, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable thereto to the fullest extent permitted by law.

   11.3 Jurisdiction. In any action or proceeding brought hereunder or in respect hereof, the parties consent to the personal judicial jurisdiction of the courts of the State of New York.

   11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, excluding choice of law rules thereof.

   11.5 Notices. All notices, requests, demands, or other communications to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail, return receipt requested:

       If to the Merging Corporation and/or the Shareholder of the Merging Corporation addressed to it at:

       Major Automotive Group, Inc.
       Bruce Bendell, President
       43-40 Northern Boulevard
       Long Island City, NY 1 1 1 01

       With a copy to:

       Michael Dezorett, Esquire
       150 Broadway, Suite 707
       7th Floor
       New York, NY 10038

       If to the Surviving Corporation, addressed to it at:

       Major Acquisition Corp.
       c/o Fidelity Holdings, Inc.
       80-02 Kew Gardens Road,
       Suite 5000
       Kew Gardens, NY 11 415

       With a copy to:

       Robert Rimberg, Esquire
       866 Third Avenue, 30th Floor
       New York, NY 10022

       If to Fidelity to

       Fidelity Holdings, Inc.
       80-02 Kew Gardens Rd.
       Kew Gardens, NY 11415

       With a copy to.,

       Robert Rimberg
       866 Third Avenue, 3M Floor
       New York, NY 10022

or to such other piece or place* as designated in writing.

   11.6 Gender- All pronouns and any Nations thereof shall be deemed to refer to the masculine, feminine, regular or plural, and the Identify of the person or enmity may require.

   11.7 This Agreement may be executed in several corporation, one of which shall be deemed an original for all purposes hereof. All corporate reports, however, shall constitute one

   11.8 Faxsimile- A faxed signed copy of this Agreement shall constitute me original for all purposex.

   IN WITNESS WHEREOF, these have year first above written.

Attest:

                          PLAN AND AGREEMENT OF MERGER


                                  EXHIBIT "A"





                                                      NUMBER OF SHARES OWNED AND
                                                      PERCENTAGE OF THOSE SHARES
COMPANIES OWNED BY MERGING CORPORATION                        OUTSTANDING
---------------------------------------              ---------------------------
Major Chevrolet, Inc.                                       890      100%
Major Dodge, Inc.                                            10       50%
Major Subaru, Inc.                                           10      100%
Major Chrysler, Plymouth, Jeep, Eagle, Inc.                  50       50%

                          PLAN AND AGREEMENT OF MERGER


                                  Exhibit "B"




                           Owned Corporations' Assets

                          PLAN AND AGREEMENT OF MERGER


                                  Exhibit "C"




                       Owned Corporations' Balance Sheets

                                    EXHIBIT

Major Chevrolet, Inc.                           1,100,000 shares
Major Dodge, Inc.                                 300,000 shares*
Major Chrysler Plymouth Jeep Eagle, XAC           300,000 shares*
Major Subaru, Inc.                                100,000 shares*
                                               ----------
TOTAL                                           1,800,000 shares



* as described in Paragraph 4.2 of the Plan and Agreement of Officers of Major Acquisition Corp. prior to the Closing Date:

Directors of Major Acquisition Corp. after the Closing Date:

BRUCE BENDELL

HAROLD BENDELL





Officers of Major Acquisition Corp. after the Closing Date:

BRUCE BENDELL

HAROLD BENDELL


                                      -50-